SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 14, 2006

Date of Report

(Date of earliest event reported)

THRESHOLD PHARMACEUTICALS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-51136	94-3409596
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 Seaport Boulevard

Redwood City, California 94063

(Address of principal executive offices) (Zip code)

(650) 474-8200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 14, 2006, the Board of Directors (the “Board”) of Threshold Pharmaceuticals, Inc. (the “Company”), based upon the approval and recommendation of the Board’s Compensation Committee (the “Committee”), approved the payment of bonuses to the Company’s executive officers for services rendered to the Company during the fiscal year ended December 31, 2005 in the following amounts: Dr. Harold E. Selick, the Company’s Chief Executive Officer - $120,000 (acted on and approved solely by the independent members of the Board), Mr. Michael S. Ostrach, the Company’s Chief Operating Officer and General Counsel - $27,600, Dr. Alan B. Colowick, the Company’s Chief Medical Officer - $90,000, and Ms. Janet I. Swearson, the Company’s Chief Financial Officer - $98,500.

In addition, the Board, based upon the approval and recommendation of the Committee, approved the following base salaries for each of the Company’s executive officers for services rendered to the Company during the fiscal year ending December 31, 2006 (“Fiscal 2006”): Dr. Selick - $500,000 (acted on and approved solely by the independent members of the Board), Mr. Ostrach - $375,000, Dr. Colowick - $375,000, and Ms. Swearson - $325,000. In connection with the determination of each executive officer’s base salary for Fiscal 2006, the Board, based upon the approval and recommendation of the Committee, approved potential bonuses for such executive officers for services rendered to the Company during Fiscal 2006 of up to 30% of such executive officers’ base salary. Potential bonus payments are not guaranteed and actual bonus payments made to each executive officer for services rendered to the Company during Fiscal 2006 will be based upon, among other things, such executive officer’s contributions to the Company during Fiscal 2006, the Company’s success in achieving its strategic objectives and other factors as deemed relevant by the Committee and the Board.

In connection with the approval of base salaries for each of the Company’s executive officers for Fiscal 2006, the Compensation Committee granted, with Board approval, an incentive stock option (to the maximum extent possible, where upon the remaining balance will become a non-qualified stock option) to each of the Company’s executive officers under the Company’s 2004 Amended and Restated Equity Incentive Plan (the “Plan”) and pursuant to the standard form of Option Exercise and Stock Purchase Agreement under the Plan, which form is attached as Exhibit 10.25 to this Current Report on Form 8-K. Each option is exercisable for the following number of shares of the Company’s common stock (“Common Stock”): Dr. Selick – 150,000 shares, Mr. Ostrach – 50,000 shares, Dr. Colowick – 150,000 shares, and Ms. Swearson – 75,000 shares. Each of these options has a term of 10 years and a vesting commencement date of January 1, 2006. The shares of Common Stock subject to each option will vest as to 1/48th of the shares on a monthly basis such that the options are 100% vested as of January 1, 2010, assuming such executive officer continues to remain an employee of the Company. The exercise price per share for each option is $14.51 per share.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.25	Form of Notice of Grant of Stock Options and Option Exercise and Stock Purchase Agreement under the Company’s 2004 Amended and Restated Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Threshold Pharmaceuticals, Inc.

Date: March 17, 2006	By:	/s/ Janet I. Swearson
Janet I. Swearson
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.25	Form of Notice of Grant of Stock Options and Option Exercise and Stock Purchase Agreement under the Company’s 2004 Amended and Restated Equity Incentive Plan